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                                                                 EXHIBIT 10.58



                FLORIDA DOCUMENT TAX WAS PAID IN CONNECTION WITH
                 THE EXECUTION OF THE ORIGINAL PROMISSORY NOTES
           REPLACED BY THIS RESTATED AND CONSOLIDATED PROMISSORY NOTE


                   RESTATED AND CONSOLIDATED PROMISSORY NOTE

$5,064,144.29                                             As of October 18, 1995
                                                          Wayne County, Michigan


         FOR VALUE RECEIVED, the undersigned, Major Realty Corporation, a Delaware corporation ("Major Realty"), promises to pay to the order of ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation ("AIC") at 222 South 15th Street, Suite 600 North, Omaha, Nebraska 68102, on May 1, 1998, the sum of FIVE MILLION SIXTY-FOUR THOUSAND ONE HUNDRED FORTY-FOUR AND 29/100 DOLLARS ($5,064,144.29), together with interest on the unpaid principal balance remaining from time to time, from the date hereof at the rate set forth herein.

         Interest on the unpaid principal balance of this Note shall be computed on a daily basis, based upon a three hundred sixty (360) day year, and shall be paid upon the actual number of days upon which the principal balance remains outstanding from time to time, at a rate per annum equal to one and one-half percent (1-1/2%) in excess of the prime rate of Citibank, N. A., as announced from time to time by such financial institution (with any change in such rate to be effective on the date of any such change). Interest only shall be payable in arrears on the first day of each quarter, commencing January 1, 1996, and continuing on the first day of each April, July, October and January thereafter until May 1, 1998, the maturity date of this Note, at which time the principal balance together with all accrued and unpaid interest shall be due and payable in full; provided, however, the maturity of this Note shall be accelerated in the event of a Change of Control. For purposes of this Note and the Mortgage, a Change of Control shall be deemed to have occurred:

         (a)     if any person (as such term is used in Sections 13(d) and
                 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") in effect on the date hereof) or any group of persons acting in concert, other than Major Realty, or any subsidiary of Major Realty, or employee benefit plan (as defined in Section 3(3) of ERISA) maintained by Major Realty, or AIC becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed to be the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of Major Realty representing fifty percent (50%) or more of the combined voting power of all classes of Major Realty's then outstanding
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                 securities ordinarily having the power to vote in the election of directors ("voting stock"); or

         (b) upon the sale, in a single transaction or a series of related transactions, of fifty percent (50%) or more of Major Realty's assets as they exist on the date hereof and valued at book value on the date hereof.

         THIS NOTE IS A RESTATEMENT, CONSOLIDATION AND REPLACEMENT OF: (i) THAT CERTAIN MORTGAGE NOTE DATED OCTOBER 11, 1989 IN THE ORIGINAL PRINCIPAL AMOUNT OF SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000.00) BY MAJOR REALTY IN FAVOR OF CITIZENS FIDELITY BANK AND TRUST COMPANY, A KENTUCKY CORPORATION, AS AMENDED BY THAT CERTAIN AMENDMENT TO MORTGAGE NOTE DATED AUGUST 29, 1991, AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT TO MORTGAGE NOTE DATED AS OF JANUARY 31,1994, AND AS FURTHER AMENDED BY THAT CERTAIN THIRD AMENDMENT TO MORTGAGE NOTE DATED AS OF JANUARY 31,1995, SUCH MORTGAGE NOTE HAVING BEEN ASSIGNED TO AIC AS OF THE DATE HEREOF, AND (ii) THAT CERTAIN RENEWAL AND CONSOLIDATION PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF ONE MILLION SIX HUNDRED THOUSAND DOLLARS AND NO/100 DOLLARS ($1,600,000.00) DATED FEBRUARY 1, 1995 BY MAJOR REALTY IN FAVOR OF AIC. NO ADDITIONAL FUNDS HAVE BEEN ADVANCED HEREBY.

         IT IS SPECIFICALLY AGREED THAT TIME IS OF THE ESSENCE OF THIS NOTE. For purposes of this Note the term "Business Day" means a day that is not a Saturday, a Sunday or a day on which institutional lenders are closed pursuant to authorization or requirement of law.

         This Note is secured by that certain Mortgage and Security Agreement dated October 11, 1989 and recorded on October 12, 1989 in Official Records Book 4123, Page 1379; as modified by that certain Amendment to Mortgage Deed and Security Agreement dated August 29, 1991 and recorded on August 30, 1991 in Official Records Book 4321, Page 983; as further modified by that certain Notice of Limitation of Future Advances recorded on March 3, 192 in Official Records Book 4391, Page 3509; as further modified by that certain Modification of Mortgage Deed and Security Agreement dated October 5, 1992 and recorded on October 2, 1992 in Official Records Book 4471, Page 2237; as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1994 and recorded on March 19 1994 in Official Records Book 4705, Page 657; as further modified by that certain Amendment to Mortgage Deed and Security Agreement dated as of January 31, 1995 and recorded on February 2, 1995 in Official Records Book 4851 , Page 969; and as further modified by that certain Mortgage and Note Modification Agreement dated of even date herewith, executed by Major Realty in favor of AIC; all of the foregoing being recorded in the Public Records of Orange County, Florida, which encumbers certain real and personal property described therein (collectively the "Mortgage").

         This Note may be prepaid in whole or in part at any time without penalty, upon five (5) days notice to AIC. All payments on
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this Note shall be applied first to payment of interest and then to payment of principal. If any payment is not made in full within five (5) Business Days after the same is due, the holder of this Note shall have the option to declare the entire principal and accrued interest immediately due and payable upon notice to maker. Failure to exercise said option shall not constitute a waiver of the subsequent right to exercise same.

         Subject always to Major Realty's right to prepay this Note in whole or in part as set forth above, AIC shall have the right (but not the obligation), upon twenty (20) days' notice to Major Realty, to exchange and convert, in one or more installments, all or a portion of the outstanding indebtedness due under this Note (principal plus accrued but unpaid interest) into shares of the common stock, par value $0.01 per share, of Major Realty (the "Common Stock"). In the event that AIC elects to convert all or a portion of the indebtedness into the Common Stock, the conversion price shall be equal to the average closing price of the Common Stock as reported by NASDAQ during the thirty (30) day period immediately preceding the date of AIC's notice to Major Realty of its election. If only a portion of the indebtedness is converted into Common Stock, the amount converted shall be credited first against accrued and unpaid interest, and then against the principal due hereunder. Any portion of the outstanding balance due under this Note that is not converted into Common stock in accordance with this provision shall remain outstanding, accrue interest and be paid in accordance with the terms of this Note. Upon conversion of all of the outstanding indebtedness under this Note or otherwise upon satisfaction of all obligations and indebtedness under this Note, AIC shall return the original Note to Major Realty marked "Paid and Cancelled" and shall execute, acknowledge and deliver to Major Realty a satisfaction of mortgage, UCC-3 Termination Statement, and such additional documents as may be required to indicate that the Note has been paid in full and that the lien of the Mortgage has been released of record.

         In the event of default and acceleration of payment of the unpaid principal balance of the indebtedness evidenced by this Note, the interest rate on this Note shall be increased as of the date of default to the then current rate of interest plus three percent (3%) or the highest rate allowed by law, whichever is lower.

         In no event shall the holder of this Note be entitled to receive, nor shall the maker or any endorser or guarantor of its obligation be obligated to pay, any amount as interest in excess of the highest lawful rate permitted by applicable law. If the holder of this Note should receive an amount which would exceed the highest lawful rate, the amount which would constitute excess interest shall be returned forthwith.

         All persons or entities now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal
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representatives, successors and assigns, respectively, hereby (1) expressly waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (2) consent that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the holder hereof and further consent that any real or personal property securing this Note or any part of such security may be released, exchanged, added to or substituted by the holder of this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any instrument securing this indebtedness; (3) agree that the holder of this Note shall not be required first to institute any suit, or to exhaust any of its remedies against the maker of this Note or any other person or party to become liable hereunder, in order to force payment of this Note; (4) agree that the maker of this Note may be released by the holder hereof from any or all liability under this instrument, and such release shall not in any way affect or modify the liabilities of the remaining parties hereto; and (5) agree that if this Note becomes in default and is placed in the hands of any attorney for collection, to pay all costs and expenses of collection of said monies by legal action, foreclosure or otherwise, including, but not limited to, attorneys' fees for negotiations, trial, appellate and bankruptcy proceedings, including fees incurred for collection and proof of attorneys' fees, and other legal services, shall be paid by the undersigned. Attorneys' fees shall also include hourly charges for paralegals and other staff members operating under the supervision of an attorney.

         Any obligor to this Note shall be in default hereunder upon: (a) nonpayment of any interest or principal hereunder within five (5) Business Days of the date such payment is due or (b) any default under the terms and conditions of the Mortgage.

AIC BY ITS ACCEPTANCE HEREOF, AND MAJOR REALTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE SECURING THIS NOTE, AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ACCEPTANCE OF THIS NOTE BY AIC.


                      MAJOR REALTY CORPORATION, a Delaware
                      corporation


                      By: /s/ David L. Treadwell
                         --------------------------------------
                          David L. Treadwell
                          Chairman and Chief Executive Officer

                                  (CORPORATE SEAL)